EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER

THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF

CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, Shai Lustgarten and Margo Goodrich, certifies pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this quarterly report on Form 10-Q for the quarter ended June 30, 2024 of OMNIQ Corp. (the “Company”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2024

/s/ Shai Lustgarten
Shai Lustgarten,
Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board

/s/ Margo Goodrich
Margo Goodrich
Principal Financial Officer